UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 29, 2021

IWeb Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/6 Soi Patanakarn 30

Patanakarn Road, Suan Luang,

Bangkok, Thailand

(Address of principal executive offices, Zip Code)

+662 319 0197 - 99

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 1.01  eNTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2021, the company entered into an Acquisition Agreement that provides for, among other things, for the company to acquire 100% of Tingo Mobile PLC (“Tingo Mobile”), a Nigerian company, from Tingo International Holdings Inc. (“Tingo International”), a Delaware corporation.

Pursuant to the Acquisition Agreement, at closing, the company agreed to issue 928,000,000 Class A Common shares to Tingo International, and will issue 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in full satisfaction of and in exchange for 100% of the issued and outstanding shares of Tingo Mobile. Upon closing of the transaction Tingo Mobile shall become a wholly owned subsidiary of the company.

As part of the Acquisition Agreement, prior to closing the company agreed to change its name to Tingo Inc. and amend its articles of incorporation to provide for its authorized share capital so as to have 1,250,000,000 Class A Common Shares of $0.001 par value, 200,000,000 Class B Common Shares of $0.0001 par value, and 50,000 Preferred Shares with such rights and privileges as the majority of the board may designate at its discretion.

At closing, the company agreed to appoint up to eight directors nominated by Tingo International for a total of 10 directors, two of which shall be independent. The agreement also contemplates the appointment of new officers.

The parties to the Acquisition Agreement further agreed that in the event that the share price of the company trades below $5.00 per share for 60 consecutive days after closing, the Board of Directors of the company, at its sole discretion, may elect to approve a stock consolidation to increase the share price and that all parties are in agreement and in favor of such consolidation should it be deemed necessary by the Board of Directors of the company.

In connection with the transaction, at closing, an arm's length finder is entitled to a 3% finder's fee, to be paid in the company’s Class A Common shares.

The closing of the Acquisition Agreement is conditioned upon receipt by the company of the financial statements of Tingo Mobile, shareholder approval of the transaction by Tingo International and completion of the company’s amendment to increase its authorized capital stock.

There are no family relationships or related parties between the existing shareholders of the company and the seller Tingo International, the sale and purchase was negotiated in good faith as an arm’s length negotiation taking into consideration the existing revenues and profits of Tingo Mobile, and its growth prospects as a Fintech and payments operator in an Emerging Growth Market on the African Continent as well as the prospects of the company related to its proposed acquisition of Coinfield Crypto Exchange and the potential Synergies between these two businesses, that combined will have circa 9,400,000 customers.

The foregoing descriptions of the acquisition agreements merely a summary of the agreements and therefore does not purport to be complete and is qualified in its entirety by reference to the Form of the acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On July 30, 2021, the company issued a press release concerning the acquisition of Tingo Mobile. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1	Acquisition Agreement Dated July 29, 2021
99.1	Press Release, dated July 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: August 4, 2021	By:	/s/ Hok Fung Wai
Hok Fung Wai
President